Exhibit (N)(7)

ICON FUNDS

AMENDED AND RESTATED

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

Adopted Pursuant to Rule 18f-3

Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) requires that the Board of Trustees of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangements and expense allocations of each class, and any related conversion features or exchange privileges.

ICON Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”), is an open-end investment management company registered under the 1940 Act. The Trust desires to offer multiple classes of shares (each, a “Class”) of the Trust’s series portfolios set forth on Schedule A hereto (each, a “Fund”), as such Schedule may be amended from time to time, in accordance with Rule 18f-3. The Board, including a majority of the non-interested Board members of the Trust (“Qualified Trustees”), has determined that the following plan is in the best interests of each Class individually and each Fund as a whole:

1.	Class Differences

Each class of shares of a Fund shall represent interests in the same portfolio of investments of the Fund and shall be identical in all respects, except that each class shall differ with respect to: (i) distribution and related services and expenses as provided for in Sections 2 and 3 of the Plan; (ii) such differences relating to purchase minimums, eligible investors and exchange privileges as may be set forth in the prospectus and statement of additional information of the Fund as the same may be amended or supplemented from time to time (the “Prospectus” and “SAI”); and (iii) the designation of each class of shares. The shares of each Fund shall be divided into the respective Classes listed on Schedule A.

2.	Differences in Distribution and Related Services

The Class C and Class I and Class A Shares of each Fund shall differ in the manner in which Shares are distributed and in the related services provided to shareholders of each such class as follows:

(a)	Base Amount for all Classes of Shares. Each Fund’s asset may be utilized to pay for or reimburse expenditures in connection with personal services provided to prospective and existing Fund shareholders, provided the total amount expended pursuant to this Plan does not exceed 0.25% of net assets on an annual basis.

(b)	Additional Amount for Class C Shares. Each Fund’s asset attributable to Class C Shares in specific shareholder accounts will be utilized to cover fees paid to broker-dealers and others for marketing sales and promotional services related to distribution of said shares in an amount not to exceed 0.75% of net assets on an annual basis.

(c)	Additional Amount for Class I and Class A Shares. Each Fund’s asset attributable to Class I and Class A Shares, respectively, in specific shareholder accounts will not be utilized to pay additional fees to broker-dealers and others for marketing sales and promotional services related to distribution.

3.	Allocation of Expenses

(a)	The following expenses may be allocated, to the extent practicable, on a Class-by-Class basis: (1) fees under a Distribution Plan and Shareholder Services Plan; (2) Blue Sky registration fees incurred by a specific Class; (3) expenses incurred in connection with any meeting of shareholders of a particular class, (4) litigation expenses incurred with respect to matters affecting only a particular class; (5) legal expenses incurred with respect to matters affecting only a particular class; (6) printing and mailing expenses incurred with respect to matters affecting only a particular class; and (7) any other expenses that the Board determines shall be allocated on a Class-by-Class basis.

(b)	Other Allocations. All other expenses of a Series shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset of the Series.

Notwithstanding the foregoing, the distributor or advisor of a Series may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the Act.

4.	Sales Charge Structure

(a)	Classes I, Z and S shares are not sold with any front-end sales charge or contingent deferred sales charge.

(b)	Class A Shares of each Fund are sold with up to a 5.75% sales charge, except the ICON Bond Fund Class A shares that are sold with up to a 4.75% sales charge. Certain purchases of Class A Shares of each Fund will not be subject to a front-end sales charge but will be subject to a contingent deferred sales charge of 1.00% if redeemed less than one year after the date of purchase.

(c)	Class C Shares are sold with a 1.00% contingent deferred sales charge on redemptions occurring less than one year from the date of purchase, except the ICON Bond Fund Class C shares that are sold with a 0.85% contingent deferred sales charge on redemptions occurring less than one year from the date of purchase.

5.	Terms and Termination

(a)	Initial Series. This Plan shall become effective with respect to each Series as of the later of (i) the date on which a Registration Statement becomes effective under the Securities Act of 1933, as amended, or (ii) the date on which such class of the Series commences offering its Shares to the public, and shall continue in effective with respect to such class of Shares (subject to Section 5(c) hereof) until terminated in accordance with the provisions of Section 5(c).

(b)	Additional Series or Classes. This Plan shall become effective with respect to any class of a Series other than the Fund and with respect to each additional Series or class thereof established by the Trust after the date hereof and made subject to this plan upon commencement of the initial public offering thereof, provided that the Plan has previously been approved with respect to such additional Series or class by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees shall continue in effect with respect to each such additional Series or class (subject to Section 5(c) hereof) until terminated in accordance with the provisions of Section 4(c) hereof. An addendum hereto setting forth such specific and different terms of such additional series of classes shall be attached to this Plan.

(c)	Termination. This Plan may be terminated at any time with respect to the Trust or any Series or class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Qualified Trustees. The Plan may remain in effect with respect to a Series or class thereof even in it has been terminated in accordance with the Section 4 (c) with respect to another Series or class or one or more other Series of the Trust.

(d)	Shareholder Voting. In connection with any meeting of shareholders of a Series, on matters affecting only a particular class, only shareholders of said class shall be entitled to vote on the matters.

6.	Amendments

Any material amendment to the Plan shall require the affirmative vote of a majority of both the Trustees of the Trust and the Qualified Trustees.

This Plan was amended and restated effective as of January 22, 2013.

ICON Funds

By:
Name: Donald Salcito
Title: Vice President and Secretary

ICON Funds

Schedule A to Rule 18f-3 Plan

ICON Fund – Class A, Class C and Class S

ICON Bond Fund – Class A, Class C and Class S

ICON Equity Income Fund - Class A, Class C and Class S

ICON Long/Short Fund – Class A, Class C and Class S

ICON Risk-Managed Balanced Fund – Class A, Class C and Class S

ICON Asia Pacific Region Fund – Class A, Class C and Class S

ICON Europe Fund – Class A, Class C and Class S

ICON International Equity Fund – Class A, Class C and Class S

ICON Consumer Discretionary Fund – Class A, Class C and Class S

ICON Consumer Staples Fund – Class A, Class C and Class S

ICON Energy Fund – Class A, Class C and Class S

ICON Financial Fund – Class A, Class C and Class S

ICON Healthcare Fund – Class A, Class C and Class S

ICON Industrials Fund – Class A, Class C and Class S

ICON Information Technology Fund – Class A, Class C and Class S

ICON Materials Fund – Class A, Class C and Class S

ICON Utilities Fund – Class A, Class C and Class S

Effective January 22, 2013

ICON Funds

By:
Name: Donald Salcito
Title: Vice President and Secretary

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